UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2014

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 21, 2014, Courier Corporation (the “Company”) held its Annual Meeting of Stockholders.  There were 11,507,119 shares of common stock entitled to be voted, of which 10,888,611 were voted in person or by proxy.

The following nominees were elected to serve three-year terms as Class A Directors on the Company’s Board of Directors by the following votes:

	For	Withheld	Non-Votes	Uncast
Edward J. Hoff	8,723,501	738,821	1,426,241	48
John J. Kilcullen	8,936,987	525,383	1,426,241	—
Susan L. Wagner	8,801,532	660,838	1,426,241	—

The following individuals will continue to serve as Directors of the Company: Paul Braverman, James F. Conway III, Kathleen Foley Curley, Peter K. Markell, Ronald L. Skates, and W. Nicholas Thorndike.

Shareholders approved, on an advisory basis, the compensation of Courier Corporation’s Named Executive Officers by the following votes:

				Non-
	For	Against	Abstain	Votes	Uncast
Approval of Compensation of Named Executive Officers	8,790,788	619,130	52,404	1,426,241	48

Stockholders ratified and approved the selection by the Audit and Finance Committee of the Company’s Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year ending September 27, 2014 by the following votes:

				Non-
	For	Against	Abstain	Votes	Uncast
Ratification and Approval of Independent Auditors	10,373,368	475,249	39,946	—	48

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date: January 23, 2014